                               SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of the
                          Securities Exchange Act of 1934
                                 (Amendment No.     )

Filed by the Registrant  [ X ]

Filed by a Party other than the Registrant  [   ]
[ ]  Preliminary Proxy Statement
[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                     SPORT-HALEY, INC.
                 ---------------------------------------------------
                   (Name of Registrant as Specified in Its Charter)


                 ---------------------------------------------------
         (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       1)   Title of each class securities to which transaction applies:

            -------------------------------------------------------------------
       2)   Aggregate number of securities to which transaction applies:

            -------------------------------------------------------------------
       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1 (Set forth the amount on which the filing fee is calculated and state how it was determined):

            -------------------------------------------------------------------
       4)   Proposed maximum aggregate value of transaction:

            -------------------------------------------------------------------
       5)   Total fee paid:

            -------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)   Amount Previously Paid:

            -------------------------------------------------------------------
       2)   Form, Schedule or Registration Statement No.:

            -------------------------------------------------------------------
       3)   Filing Party:

            -------------------------------------------------------------------
       4)   Date Filed:

            -------------------------------------------------------------------

                                        [LOGO]


                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD FEBRUARY 16, 1999


       NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Sport-Haley, Inc. will be held at the Marriott Courtyard, 17010 North Scottsdale Road, Scottsdale, Arizona on Tuesday, February 16, 1999, at 4:00 p.m., Mountain Time, and thereafter as it may from time to time be adjourned, for the following purposes:

       1. To elect five directors to hold office for the term set forth in the accompanying Proxy Statement and until their successors shall have been duly elected and qualified;

       2. To ratify the appointment of Levine Hughes & Mithuen, Inc. as independent auditors; and

       3. To consider and transact such other business as may properly come before the meeting or any adjournment thereof.

       The Board of Directors has fixed the close of business on December 17, 1998, as the record date for the determination of shareholders entitled to notice of and to vote at this meeting or any adjournment thereof.

                                         By Order of the Board of Directors,



December 17, 1998                         /s/ Steve S. Auger
                                         ---------------------------------------
                                         Steve S. Auger, Corporate Secretary



                                      IMPORTANT

PLEASE MARK, DATE, SIGN, NOTE ANY CHANGE OF ADDRESS AND RETURN THE ENCLOSED PROXY CARD IMMEDIATELY IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING, WE WILL BE GLAD TO RETURN YOUR PROXY SO THAT YOU MAY VOTE IN PERSON.

                                  SPORT-HALEY, INC.
                                 4600 E. 48TH AVENUE
                               DENVER, COLORADO  80216



                                   PROXY STATEMENT

                            RELATING TO THE ANNUAL MEETING
                     OF SHAREHOLDERS TO BE HELD FEBRUARY 16, 1999



GENERAL

       The enclosed proxy is solicited by the Board of Directors of Sport-Haley, Inc. (hereinafter referred to as the "Company") for use at the Annual Meeting of Shareholders to be held at the Marriott Courtyard, 17010 North Scottsdale Road, Scottsdale, Arizona on Tuesday, February 16, 1999, at 4:00 p.m., Mountain Time, for the purposes set forth in the foregoing Notice of Annual Meeting of Shareholders. This Proxy Statement and the form of proxy will be mailed to shareholders on or about December 22, 1998.

       The record date with respect to this solicitation is December 17, 1998. All holders of record of Common Stock of Sport-Haley, Inc. as of the close of business on that date are entitled to vote at the meeting. As of the record date, the Company had 4,408,362 shares of Common Stock outstanding, excluding treasury shares. Each share of Common Stock is entitled to one vote. A majority of the votes entitled to be cast constitutes a quorum. If a quorum exists, action on any matter other than the election of directors will be approved if the votes cast in person or by proxy at the meeting favoring the action exceed the votes cast opposing the action. In the election of directors, that number of candidates equaling the number of directors to be elected having the highest number of votes cast in favor of their election will be elected. Abstentions and broker non-votes are not counted in the calculation of the vote.


       A proxy may be revoked by the shareholder at any time prior to its being voted. If a proxy is properly signed and is not revoked by the shareholder, the shares it represents will be voted at the meeting in accordance with the instructions of the shareholder, unless it is received in such form as to render it invalid. If the proxy is signed and returned without specifying choices, the shares will be voted in accordance with the recommendations of the Board of Directors.

       As a matter of policy, proxies, ballots and voting tabulations that identify individual shareholders are held confidential by the Company. Such documents are available for examination only by the inspectors of election, none of whom is an employee of the Company, and certain employees associated with tabulation of the vote. The identity of the vote of any shareholder is not disclosed except as may be necessary to meet legal requirements.

       The cost of this solicitation will be borne by the Company. Employees and directors of the Company may solicit proxies but will not receive any additional compensation for such solicitation. Proxies may be solicited personally or by mail, facsimile, telephone or telegraph.

                              I.  ELECTION OF DIRECTORS

       Information concerning the five nominees for election as directors is shown below. All nominees are now members of the Board of Directors. The Board of Directors knows of no reason why any nominee would be unable to serve as a director. If any nominee should for any reason become unable to serve, the shares represented by all valid proxies will be voted for the election of such other person as the Board of Directors may designate or the Board of Directors may reduce the number of directors to eliminate the vacancy.

              NAME              AGE           CAPACITIES IN WHICH SERVED
         --------------         ---      -------------------------------------
     Robert G. Tomlinson(1)     57     Chairman of the Board and Chief Executive
                                       Officer

     Robert W. Haley            53     President and Director

     Mark J. Stevenson(1)(2)    60     Director

     Ronald J. Norick(2)        57     Director

     James H. Everest(1)(2)     50     Director


     ___________________________
     (1)  Member of the Audit Committee.
     (2)  Member of the Compensation Committee.

       ROBERT G. TOMLINSON has served as Chairman of the Board and Chief Executive Officer of the Company since October 1992. Since March 1998, he has also served as a director of B & L Sportswear, Inc. (the "Subsidiary"). Prior to joining the Company, Mr. Tomlinson was a partner in Tomlinson Enterprises, a real estate investment partnership, and also engaged in management of his personal investment portfolio. Mr. Tomlinson is the father of Kevin Tomlinson, the Vice President of Operations of the Company.

       ROBERT W. HALEY has served as President and a director of the Company since May 30, 1996. From January 1992 until his appointment to such positions, he served as Vice President of Marketing of the Company. Prior to joining the Company, Mr. Haley served in various marketing positions for golf apparel manufacturers. Mr. Haley is a Class A PGA professional golfer with 25 years experience in the golf industry.

       MARK J. STEVENSON has been a director of the Company since November
1993. Since June 1, 1994, Mr. Stevenson has served as chairman of the board, president and chief executive officer of Electronic Manufacturing Systems, Longmont, Colorado, a contract manufacturer serving the computer, data storage, telecommunications and medical equipment industries. From 1992 to 1994, Mr. Stevenson served as chairman of the board of Micro Insurance Software, Inc., Boulder, Colorado, a manufacturer of computer software oriented to the insurance industry.

       RONALD J. NORICK has been a director of the Company since November 1993. From April 1987 until April 1998, Mr. Norick served as the elected Mayor of the City of Oklahoma City, Oklahoma. From 1960 to 1992, Mr. Norick served in various capacities, including serving as president from 1981 to 1992, of a closely-held printing company which was acquired by Reynolds & Reynolds in June 1992. Mr. Norick serves as manager of Norick Investments Company LLC, a family-owned limited liability company which is engaged in investments.

       JAMES H. EVEREST has been a director of the Company since November 1993. Mr. Everest has served as president of the Jean I. Everest Foundation, Oklahoma City, Oklahoma, since 1991. The Jean I. Everest Foundation was organized by Mr. Everest's father to conduct charitable activities. Mr. Everest has been the managing partner of Everest Brothers, a general partnership active in oil and gas exploration and development, since 1984. Mr. Everest has also been engaged in managing his personal investments since 1984. Mr. Everest is a member of the Oklahoma Bar Association and the American Bar Association.

COMMITTEES OF THE BOARD

       The Board of Directors has delegated certain of its authority to a Compensation Committee and an Audit Committee. The Compensation Committee is composed of Messrs. Stevenson, Norick and Everest. The Audit Committee is composed of Messrs. Tomlinson, Stevenson and Everest. No member of either committee is a former or current officer or employee of the Company with the exception of Mr. Tomlinson.

       The Compensation Committee held two meetings in fiscal 1998. The primary function of the Compensation Committee is to review and make recommendations to the Board with respect to the compensation, including bonuses, of the Company's officers and to administer the Company's Option Plan. See "- Compensation Committee Report."

       The Audit Committee had no formal meetings in fiscal 1998. The function of the Audit Committee is to review and approve the scope of audit procedures employed by the Company's independent auditors, to review and approve the audit reports rendered by the Company's independent auditors and to approve the audit fee charged by the independent auditors. The Audit Committee reports to the Board of Directors with respect to such matters and recommends the selection of independent auditors.

BOARD AND COMMITTEE ATTENDANCE

       In fiscal 1998, the Board of Directors held two meetings. Each director except Mark Stevenson attended all board and committee meetings held during fiscal 1998.

EXECUTIVE OFFICERS AND KEY EMPLOYEES

       Officers are appointed by and serve at the discretion of the Board of Directors. Each of the Company's officers devote full-time to the Company's business and affairs.

       STEVE S. AUGER, age 53, has served as Controller of the Company since July 1993. In January 1996, he was appointed Secretary and Treasurer. Since March 1998, he has also served as a director of the Subsidiary and as its Secretary and Treasurer.

       CATHERINE B. BLAIR, age 47, has served as Vice President of Merchandising/Design since her appointment in May 1996. Ms. Blair has been part of the Company's design team since 1992, and was appointed Director of Design in 1995.

       KEVIN M. TOMLINSON, age 39, has served as Vice President of Operations since December 1997. From 1992 until joining the Company, Mr. Tomlinson was employed by Nu-Kote International, Inc., an office products manufacturer and distributor, in capacities including vice president of product marketing, vice president of marketing, vice president of global procurement and vice president of retail sales. Mr. Tomlinson is the son of Robert G. Tomlinson, the Chairman and Chief Executive Officer of the Company.

       GRANT M. BEEMAN, age 39, has served as Vice President of Manufacturing since November 1997 and has also served as a Vice President of the Subsidiary from March 1998. From September 1992 until joining the Company, Mr. Beeman was employed by Carlyle Golf, Inc., a Denver based manufacturer of men's golf apparel, as vice president of manufacturing and design.

       WILLIAM L. BLAIR, age 56, has served as Vice President of Corporate Sales since March 1998. From September 1996 until joining the Company, Mr. Blair was director of marketing for the Activewear Division of Fruit of the Loom.
From 1992 to 1996, Mr. Blair was a director of and consultant to Osterman API, Inc., a promotional product company.

EXECUTIVE COMPENSATION

       SUMMARY COMPENSATION TABLE. The following table sets forth the annual and long-term compensation for services in all capacities to the Company for the three fiscal years ended June 30, 1998 of Robert G. Tomlinson, the Chief Executive Officer, and Robert W. Haley, President, the only executive officers of the Company whose total annual salary and bonus exceeded $100,000 during the year ended June 30, 1998 (the "Named Officers").



                                                                          LONG TERM COMPENSATION
                                                 ANNUAL COMPENSATION             AWARDS
                                   FISCAL     -------------------------   SECURITIES UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION         YEAR        SALARY          BONUS         OPTIONS/SARS(#)      COMPENSATION(1)
---------------------------        ------     ----------      ---------   ----------------------   ---------------
Robert G. Tomlinson,               1998       $ 218,219       $ 22,000         30,000                $ 1,022
 Chairman of the Board and         1997         192,726         45,000         30,000                    796
 Chief Executive Officer           1996         117,308         49,419          -0-                      796

Robert W. Haley,                   1998       $ 170,571       $ 15,000         20,001                $ 1,022
 President                         1997         154,164         36,000         30,000                    664
                                   1996         112,115         98,026         18,750                    664


___________________

(1) Comprised of Company contributions to the Named Officer's 401(k) plan and $138 per year per each Named Officer for term life insurance premiums.

       OPTION GRANTS TABLE. The following table sets forth information on grants of options pursuant to the Company's 1993 Stock Option Plan, as amended and restated, during fiscal 1998 to the Named Officers. The hypothetical gains or "option spreads" that would exist for the respective options are set forth in accordance with the rules of the Securities and Exchange Commission. These gains are based on the assumed rates of annual compound stock price appreciation of 5% and 10% from the date the option was granted over the full option term and do not represent any assurance that the shares of Common Stock will appreciate in value. The actual value realized may be greater or less than the potential realizable value set forth in the table.



                                                                                                  POTENTIAL REALIZABLE VALUE AT
                                                                                                  ASSUMED ANNUAL RATES OF STOCK
                                     INDIVIDUAL GRANTS                                         PRICE APPRECIATION FOR OPTION TERM
                        ----------------------------------------------------------------   ----------------------------------------
                        NUMBER OF SECURITIES       PERCENT OF TOTAL         EXERCISE OR
                         UNDERLYING OPTIONS/    OPTIONS/SARS GRANTED TO     BASE PRICE                    EXPIRATION
     NAME                  SARS GRANTED        EMPLOYEES IN FISCAL YEAR     ($/SHARE)(1)      DATE          5% ($)         10% ($)
---------------         --------------------   ------------------------     ------------     ------       ----------      --------
Robert G. Tomlinson          30,000                    21.1%                  $10.625       11/12/07       $200,460       $508,005
Robert W. Haley              20,001                     14.0                  $10.625       11/12/07        133,647        338,687




_______________
(1) The exercise price is equal to the market price of the underlying security on the date of grant. Mr. Tomlinson's options are currently exercisable and one-third of Mr. Haley's options become exercisable each November 13, commencing November 13, 1999, subject to earlier vesting under certain circumstances. All such options were repriced in the 1999 fiscal year.

     FISCAL YEAR-END OPTIONS/OPTION VALUES TABLE.

                                                       NUMBER OF SECURITIES UNDER-      VALUE OF UNEXERCISED IN-
                                                       LYING UNEXERCISED OPTIONS/       THE-MONEY OPTIONS/SARS
                            SHARES                      SARS AT FISCAL YEAR-END        AT FISCAL YEAR-END($)(1)
                           ACQUIRED       VALUE       ----------------------------   ----------------------------
    NAME                 ON EXERCISE     REALIZED     EXERCISABLE    UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
-------------            -----------     --------     -----------    -------------   -----------    -------------
Robert G. Tomlinson          -0-          -0-           40,000         20,000         $75,000             -0-
Robert W. Haley              -0-          -0-           10,000         40,001             -0-         $50,002



_______________
(1) The dollar values are calculated by determining the difference between the exercise price of the options and the closing bid price for the Common Stock of $13.125 on June 30, 1998.

       No employee of the Company receives any additional compensation for his services as a director. Non-management directors receive no salary for their services as such, but receive a fee of $250 per meeting attended. The Board of Directors has also authorized payment of reasonable travel or other out-of-pocket expenses incurred by non-management directors in attending meetings of the Board of Directors. During fiscal 1998, no non-employee directors were granted any options.

       EMPLOYMENT AGREEMENTS. Effective January 1, 1997, the Company entered into an employment agreement with Robert G. Tomlinson. The agreement requires that he devote his full business time to the Company as Chief Executive Officer and/or Chairman of the Board at an annual salary of $200,000, be provided an automobile and such bonuses as awarded by the Board of Directors. The employment agreement extends for a three-year term. Mr. Tomlinson has the option to convert the employment agreement to a consulting agreement in the event of a change in control of the Company or upon his resignation. Subject to the right of the Company to terminate the consulting agreement for cause, Mr. Tomlinson is entitled to serve as a consultant to the Company for the duration of the agreement and to continue to receive compensation in the amount of 60% of his annual salary. If Mr. Tomlinson terminates the agreement with "cause" (as defined in the agreement), or the Company terminates the agreement for other than "cause" (as defined in the agreement), or if there is a change in control of the Company or if Mr. Tomlinson dies, Mr. Tomlinson or his estate, as applicable, is entitled to receive severance compensation for three years from the date of termination in an amount equal to his annual salary and bonus payments during the preceding 12 months. During the time he is receiving such severance compensation, he is entitled to participate in all employee benefit plans, at the Company's expense. The change of control provisions and death benefits entitle Mr. Tomlinson or his estate, as applicable, to receive such amount in a lump sum. If Mr. Tomlinson becomes totally disabled during the term of the agreement, his full salary will be continued for one year from the date of disability. If termination is for any reason other than by the Company with cause, all options previously granted shall become fully vested on the date of termination. The agreement contains a non-competition provision for one year following termination.

       Effective January 1, 1997, the Company entered into an employment agreement with Robert W. Haley. The agreement requires that he devote his full business time to the Company as President or Senior Executive Officer at an annual salary of $160,000 and such bonuses as awarded by the Board of Directors. The employment agreement extends through December 31, 1998. If the Company terminates the agreement for other than "cause" (as defined in the agreement), Mr. Haley is entitled to receive severance compensation for one year from the date of termination in an amount equal to his annual salary and bonus payment during the preceding 12 months. If Mr. Haley terminates the agreement with or without cause, Mr. Haley is entitled to receive severance compensation for one year in an amount equal to 60% of his annual salary and bonus payment during the preceding 12 months. During the time he is receiving any such severance compensation, he is eligible to participate in all employee benefit plans, at the Company's expense. If there is a non-negotiated change in control of the Company or if Mr. Haley dies, Mr. Haley or his estate, as applicable, is entitled to lump sum severance compensation equal to three times his annual salary and bonus payment during the preceding 12 months. If Mr. Haley becomes disabled during the term of the agreement, his full salary will be continued for one year from the date of disability. If termination is for any reason other than by the Company with cause, all options previously granted shall become fully vested on the date of termination. The agreement contains a non-competition provision for one year following termination.

STOCK OPTION PLAN

       The Company adopted a stock option plan in 1993 (as amended, the "Option Plan"). The Option Plan, as amended, provides for the granting of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and non-qualified stock options to purchase up to a maximum number of 1,350,000 shares. Non-qualified options may be granted to employees, directors and consultants of the Company, while incentive options may be granted only to employees. No options may be granted under the Option Plan subsequent to February 28, 2003.

       The Option Plan is administered by the Compensation Committee of the Board of Directors, which determines the terms and conditions of the options and SARs granted under the Option Plan, including the exercise price, number of shares subject to the option and the exercisability thereof.

       The exercise price of all incentive options granted under the Option
Plan must be at least equal to the fair market value of the Common Stock of the Company on the date of grant. In the case of an optionee who owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company, the exercise price of incentive options shall be not less than 110% of the fair market value of the Common Stock on the date of grant. The exercise price of all non-qualified stock options granted under the Option Plan to non-employee directors must be 100% of the fair market value of the Common Stock, and the exercise price of all non-qualified stock options granted to consultants may not be less than 100% of the fair market value of the Common Stock. The term of all options granted under the Option Plan may not exceed ten years, except that the term of options granted to any optionee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company may not exceed five years. The Option Plan may be amended or terminated by the Board of Directors.

       The Option Plan provides the Board of Directors or the Compensation Committee the discretion to determine when options granted thereunder shall become exercisable, subject to certain Option Plan provisions, and the vesting period of such options. Upon termination of a participant's employment or onsulting relationship with the Company, all unvested options terminate and are no longer exercisable. Vested options shall remain exercisable for a specified period of time following the termination date. The length of such extended exercise period generally ranges from 30 days to one year, depending on the nature and circumstances of the termination.

       As of June 30, 1998, a total of 421,999 non-qualified and incentive options were outstanding, with exercise prices ranging from $2.50 to $14.25 per share and a weighted average exercise price per share of $10.85.

401(k) PLAN

       In January 1996, the Company adopted a defined contribution savings plan (the "401(k) Plan") to provide retirement income to employees of the Company. The 401(k) Plan is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended. The 401(k) Plan covers all employees who are at least age 18 and have been employed at least three months. It is funded by voluntary pre-tax contributions from employees up to a maximum amount equal to 15% of annual compensation and through matching contributions by the Company up to 5% of the employee's annual compensation. Upon leaving the Company, each participant is 100% vested with respect to the participant's contributions and is vested based on years of service with respect to the Company's matching contributions. Contributions are invested as directed by the participant in investment funds available under the 401(k) Plan. Full retirement benefits are payable to each participant in a single cash payment or an actuarial equivalent form of annuity on the first day of the month following the participant's retirement. The Company contributed $14,019 to the 401(k) Plan in the year ended June 30, 1998.

COMPENSATION COMMITTEE REPORT

       Notwithstanding anything to the contrary set forth in any of the previous filings made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that might incorporate future filings including, but not limited to, this Proxy Statement, in whole or in part, the following Compensation Committee Report and the performance graph appearing herein shall not be deemed to be incorporated by reference into any such future filings.

       This Compensation Committee Report discusses the Company's executive compensation policies and the basis for the compensation paid to the Company's executive officers, including its Chief Executive Officer, during fiscal 1998.

       Compensation Policy. The Company's policy with respect to executive compensation has been designed to:

       - Adequately and fairly compensate executive officers in relation to their responsibilities, capabilities and contributions to the Company in a manner that is commensurate with compensation paid by companies of comparable size or within the Company's industry;

       - Reward executive officers for the achievement of short-term operating goals and for the enhancement of the long-term value of the Company; and

       - Align the interests of the executive officers with those of the Company's shareholders with respect to short-term operating goals and long-term increases in the price of the Company's Common Stock.

       The components of compensation paid to certain executive officers consist of (a) base salary and (b) incentive compensation in the form of discretionary annual bonus payments and other awards made by the Company (through the Compensation Committee) under the Company's Option Plan.

       BASE SALARY. For fiscal 1998, the Compensation Committee reviewed and approved the base salary paid by the Company to its executive officers and to the new executive officers who were hired during the year under their respective employment agreements. Annual adjustments to base salaries are determined based upon a number of factors, including the Company's performance (to the extent such performance can fairly be attributed or related to each executive officer's performance), as well as the nature of each executive officer's responsibilities, capabilities and contributions. In addition, for fiscal 1998, the Compensation Committee reviewed the base salaries of its executive officers in an attempt to ascertain whether those salaries fairly reflect job responsibilities and prevailing market conditions and rates of pay. The Compensation Committee believes that base salaries for the Company's executive officers have been reasonable in relation to the Company's size and performance in comparison with the compensation paid by similarly sized companies or companies within the Company's industry.

       INCENTIVE COMPENSATION. The Company has no formal bonus incentive plan for executive officers. During fiscal 1998, bonuses made to executive officers were discretionary and based on achievement of business targets and objectives, which the Compensation Committee feels will dictate, in large part, the Company's future operating results. The Compensation Committee believes that its policy of compensating certain of its executive officers with incentive-based compensation fairly and adequately compensates those individuals in relation to their responsibilities, capabilities and contribution to the Company, and in a manner that is commensurate with compensation paid by companies of comparable size or within the Company's industry. The Compensation Committee has authority to select the executive officers and employees who will be granted bonuses and other awards and to determine the timing, pricing and amount of any such bonuses or awards.

       OTHER BENEFITS. The Company does not maintain any other plans and arrangements for the benefit of its executive officers except to provide a life insurance policy for the benefit of certain executive officers' named beneficiaries. The Company believes these benefits are reasonable in relation to the executive compensation practices of other similarly sized companies or companies within the Company's industry.

       The Compensation Committee believes that the concepts discussed above further the shareholders' interests and that officer compensation encourages responsible management of the Company. The Compensation Committee regularly considers the effect of management compensation on shareholder interests. In the past, the Board of Directors based its review in part on the experience of its own members and on information requested from management personnel. These same factors will be used in the future in determining officer compensation.

       This report was furnished by Mark J. Stevenson, Ronald J. Norick and James H. Everest.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

       The Compensation Committee is comprised of Mark J. Stevenson, Ronald J. Norick and James H. Everest, all of whom are independent directors of the Company. None of these members have ever been an officer or employee of the Company or its Subsidiary nor have any of them ever had a relationship which would require disclosure under the "Certain Relationship and Related Transactions" captions of any of the Company's filings with the Commission.

PERFORMANCE GRAPH

       Set forth below is a line graph prepared by Media General Financial Services comparing the yearly percentage change in the Company's cumulative total shareholder return (share price appreciation plus dividends) on the Company's Common Stock with the cumulative total return of (i) the Nasdaq Stock Market and (ii) the stocks of apparel manufacturers having Standard Industrial Classification codes from industry group numbers 231 through 235, which is deemed as a market weighted index of publicly traded peers, for the period from April 5, 1994 (the first date on which the Company's Common Stock began trading on The Nasdaq Stock Market) through June 30, 1998 (the "Measurement Period"). The graph assumes that $100 is invested in each of the Common Stock, the Nasdaq Stock Market Index and the publicly traded peers on April 5, 1994 and that all dividends were reinvested (there were no dividends paid by the Company during the Measurement Period). The Company's shareholder return is calculated by dividing (i) the difference between the Company's share price at the beginning ($5.00 at April 5, 1994) and at each June 30 of the Measurement Period by (ii) the share price at the beginning of the Measurement Period.



                                       [GRAPH]




                                                                              FISCAL YEAR ENDING JUNE 30,
                               APRIL 5, 1994      1994           1995           1996           1997           1998
Sport-Haley, Inc.                $100.00        $120.71        $175.15        $276.92        $317.16        $248.52
Industry Peer Group Index         100.00          93.48          94.82         131.29         154.32         182.68
Nasdaq Market Index               100.00          99.15         116.29         146.39         176.34         233.75



COMMON STOCK OWNERSHIP

       The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of November 30,1998 by (i) each person known by the Company to own beneficially more than 5% of the outstanding Common Stock, (ii) each director or nominee, and (iii) all executive officers and directors as a group. The information with respect to institutional investors is derived solely from statements filed with the Commission under Section 13(d) or 13(g) of the Exchange Act. Each person has sole voting and sole investment or dispositive power with respect to the shares shown except as noted.

                                                            SHAREHOLDINGS ON NOVEMBER 30, 1998
                                                      -----------------------------------------------
    NAME AND ADDRESS (1)                              NUMBER OF SHARES (2)       PERCENT OF CLASS (3)
                                                      --------------------       --------------------
Robert G. Tomlinson(4) . . . . . . . . . . . . . . . .      78,000                       1.8%

Robert W. Haley(5) . . . . . . . . . . . . . . . . . .      38,283                          *

Mark J. Stevenson(6) . . . . . . . . . . . . . . . . .       8,333                          *

Ronald J. Norick(7). . . . . . . . . . . . . . . . . .      69,833                       1.6%

James H. Everest(6). . . . . . . . . . . . . . . . . .      33,333                          *

Woodland Partners, LLC . . . . . . . . . . . . . . . .     914,900                      20.8%
   60 South Sixth Street, Suite 3750
   Minneapolis, Minnesota 55402

U.S. Bancorp.. . . . . . . . . . . . . . . . . . . . .     369,600                       8.4%
   601 Second Avenue South
   Minneapolis, Minnesota 55402

Delaware Management Holdings, Inc. . . . . . . . . . .     236,900                       5.4%
   2005 Market Street
   Philadelphia, Pennsylvania 19103

All directors and officers as a group
(Ten persons)(8) . . . . . . . . . . . . . . . . . . .     276,215                       6.1%


___________________
* Less than 1%
(1) Except as noted above, the address for all persons listed is 4600 E. 48th Avenue, Denver, Colorado 80216.
(2) Ownership includes both outstanding Common Stock and shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after the date hereof.
(3) All percentages are calculated based on the number of outstanding shares in addition to shares which a person or group has the right to acquire within 60 days of December 17, 1998.
(4)  Includes 40,000 shares subject to currently exercisable options.
(5) Includes 16,667 shares subject to currently exercisable options or options which will become exercisable within 60 days after the date hereof.
(6) Includes 8,333 shares subject to currently exercisable options or options which will become exercisable within 60 days after the date hereof.
(7)  Includes 16,666 shares subject to currently exercisable options.
(8) Includes 135,832 shares of Common Stock subject to currently exercisable options or options which will become exercisable within 60 days after the date hereof. Excludes shares of Common Stock as to which officers and directors disclaim beneficial ownership.

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE DIRECTOR NOMINEES IDENTIFIED ABOVE.

                              II.  SELECTION OF AUDITORS

       The firm of Levine Hughes & Mithuen, Inc. has examined the financial statements of the Company for the period from July 1, 1993 to June 30, 1998. Subject to shareholder approval, Levine Hughes & Mithuen, Inc. has been re-appointed by the Board of Directors to serve as the Company's independent auditors for the 1998-1999 fiscal year. Representatives of Levine Hughes & Mithuen, Inc. are expected to be present at the Annual Meeting with the opportunity to make a statement if it is their desire to do so, and will be available to respond to appropriate questions from shareholders.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF LEVINE HUGHES & MITHUEN, INC. AS INDEPENDENT AUDITORS FOR THE COMPANY.


                  COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

       Under the securities laws of the United States, the Company's directors, its executive officers, and any persons holding more than ten percent of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission, The Nasdaq Stock Market, Inc., the Pacific Stock Exchange and the Company. Specific due dates for these reports have been established and the Company is required to disclose in this annual report on Form 10-K any failure to file, or late filing, of such reports with respect to the period ended June 30, 1998. Based solely on the Company's review of Forms 3, 4 and 5 and amendments thereto furnished to the Company and all written representations with respect to filing of such Forms, the Company is aware that Mr. Blair filed his Form 3 late and that Messrs. Tomlinson and Haley and Ms. Blair filed their respective Form 5's to report the grant of options during the year late.


                    CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

       The Company has adopted a policy pursuant to which material transactions between the Company and its executive officers, directors and principal shareholders (i.e. shareholders owning beneficially 5% or more of the outstanding voting securities of the Company) shall be submitted to the Board of Directors for approval by a disinterested majority of the directors voting with respect to the transaction. For this purpose, a transaction is deemed material if such transaction, alone or together with a series of similar transactions during the same fiscal year, involves an amount which exceeds $60,000.


                                    ANNUAL REPORT

       The Annual Report to Shareholders for the fiscal year ended June 30, 1998 is being sent to all shareholders with this Proxy Statement. The Annual Report to Shareholders does not form any part of the material for the solicitation of any Proxy. The Annual Report to Shareholders contains the Company's Annual Report on Form 10-K for the year ended June 30, 1998 as filed with the Securities and Exchange Commission. An additional copy, without exhibits, is available without charge to any shareholder of the Company upon written request to the Secretary, Sport-Haley, Inc., 4600 E. 48th Avenue, Denver, Colorado 80216.

                                SHAREHOLDER PROPOSALS

       Shareholders who intend to submit proposals for inclusion in the Proxy Statement relating to the year ending June 30, 1999 must do so by sending the proposal and supporting statements, if any, to the Company no later than August 25, 1999. Such proposals should be sent to the attention of the Corporate Secretary, Sport-Haley, Inc., 4600 East 48th Avenue, Denver, Colorado 80216.


                                    OTHER MATTERS

       Except for the matters described herein, management does not intend to present any matter for action at the Annual Meeting and knows of no matter to be presented at such meeting that is a proper subject for action by the shareholders. However, if any other matters should properly come before the Annual Meeting, it is intended that votes will be cast pursuant to the authority granted by the enclosed Proxy in accordance with the best judgment of the person or person acting under the Proxy.

                                  SPORT-HALEY, INC.

            ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON FEBRUARY 16, 1999

KNOW ALL MEN BY THESE PRESENTS: that the undersigned shareholder of Sport-Haley, Inc. (the "Company") hereby constitutes and appoints Robert G. Tomlinson, as attorney and proxy, with the power to appoint his substitute, and hereby authorizes him to represent and vote, as designated below, all of the shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held February 16, 1999, and at any and all adjournments thereof with respect to the matters set forth below and described in the Notice of Annual Meeting of Shareholders and Proxy Statement dated December 17, 1998, receipt of which is acknowledged.

     1. TO CONSIDER AND ACT UPON A PROPOSAL TO ELECT MESSRS. ROBERT G. TOMLINSON, ROBERT W. HALEY, MARK J. STEVENSON, RONALD J. NORICK AND JAMES H. EVEREST AS DIRECTORS TO HOLD OFFICE FOR ONE-YEAR TERMS OR UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED.

          / /  FOR ELECTION OF ALL NOMINEES (Except as shown below)
          / /  WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES
          Instructions: To withhold authority to vote for any individual nominee, strike through the nominee's name below:


               ROBERT G. TOMLINSON
               ROBERT W. HALEY
               MARK J. STEVENSON
               RONALD J. NORICK
               JAMES H. EVEREST

     2. TO RATIFY THE APPOINTMENT OF LEVINE HUGHES & MITHUEN, INC. AS AUDITORS OF THE COMPANY.

          / /  FOR RATIFICATION
          / /  AGAINST RATIFICATION
          / /  ABSTAIN


     3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY AND ALL ADJOURNMENTS THEREOF.

          / /  AUTHORIZED TO VOTE
          / /  ABSTAIN


This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). IF NO INDICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED AND FOR PROPOSAL 2 AND THE PROXY HOLDER WILL VOTE ON ANY PROPOSAL UNDER 3 IN HIS DISCRETION AND IN HIS BEST JUDGMENT.

Please mark, date, and sign exactly as your name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. If this Proxy is not dated, the Proxy will be deemed to bear the date the form was mailed to the shareholder.



                    Dated:
                          ---------------    -----------------------------------
                                             Signature


                    Dated:
                          ---------------    -----------------------------------
                                             Signature if held jointly